Exhibit 10.14

STOCK REPURCHASE AGREEMENT

This STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this sixth day of December 2012, by and between Siddharth N. (Bobby) Mehta (“Holder”) and TransUnion Holding Company, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, Holder, the Company, certain other individuals, and Sponsors have entered into Stockholders’ Agreement made as of April 30, 2012 (the “Stockholders’ Agreement”) with respect to the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, Holder shall be voluntarily terminating his employment with the Company and its Affiliates as of December 31, 2012 (the “Termination”);

WHEREAS, the Company and Holder agree that the Termination was not for Cause;

WHEREAS, Holder is the holder of 595,909.8842 shares of Common Stock (the “Holder’s Shares”);

WHEREAS, all of Holder’s Shares are Rollover Shares;

WHEREAS, the Company has agreed, in connection with the Termination, to exercise its right to Call 297,954.9421 shares of the Common Stock (the “Holder’s Call Shares”) as permitted pursuant to the Stockholders’ Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties do hereby agree as follows:

1.	Definitions. Any capitalized terms used within this Agreement that are not defined in this Agreement shall have the meanings ascribed to them in the Stockholders’ Agreement.

2.	Purchase of Holder’s Call Shares.

a.	The Call Date for the purchase of the Holder’s Call Shares shall be January 7, 2013. On the Call Date the Company hereby agrees to purchase the Holder’s Call Shares at the Call Shares Price.

b.

Upon the terms, conditions and provisions of this Agreement, Holder hereby: (i) assigns, sells, transfers and sets over to the Company all of Holder’s rights, title and interest in and to the Holder’s Call Shares, free and clear of all Encumbrances; and (ii) does hereby irrevocably constitute and appoint any officer or legal counsel of or to the Company as attorney-in-fact to transfer said shares held in the name of Holder on the books of the Company with full power of substitution in the premises. Upon the full execution and delivery of this Agreement by the parties hereto, the Company shall pay Holder the Call Shares Price (which for purposes of this Agreement has been determined to be $6.65 per share of Common Stock), on the Call Date.

3.	Further Action. Each of the parties hereto covenants and agrees to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other actions as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

4.	Representation and Warranties. Holder hereby represents and warrants, with respect to the Holder’s Call Shares, that: (i) Holder is the beneficial owner and owner record of, and has good and valid title to, the Holder’s Call Shares; (ii) Holder has the full right, power and authority to assign, sell, transfer and set over the Holder’s Call Shares to the Company; (iii) the execution and delivery of this Agreement has been duly and validly authorized by all necessary action on the part of Holder; and (iv) the Holder’s Call Shares are free and clear of all Encumbrances, other than restrictions, if any, created by the Stockholders’ Agreement, the Rollover Letter Agreement and the Pledge Agreement.

5.	Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other party hereto.

6.	Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by and representations, warranties or covenants relating to such subject matter except as specifically set forth in this Agreement.

7.	Governing Law and Disputes. The governing law, and any and all disputes, controversies or claims arising out of, relating to or in connection with this Agreement, shall be subject to Sections 7.3, 7.4 and 7.10 of the Stockholders’ Agreement, which Sections shall be deemed incorporated and a part of this Agreement.

8.	Successors and Assigns. Neither of the parties hereto shall have the right to delegate any of its obligations or assign any of its rights under this Agreement or any part hereof except as permitted by the Stockholders’ Agreement. The provisions of this Agreement shall be binding upon, and accrue to the benefit of, the parties hereto and their respective permitted successors and assigns.

9.	Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to either party or any circumstance shall be held invalid, illegal or unenforceable in any respect under any applicable law, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to the other party or any other circumstances. Upon such determination that any provision of the Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to either party or any circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

10.	Amendments; Waivers. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and Holder. The failure or delay of either party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms, nor shall any waiver on the part of either party of any right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

Signature Page Follows.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HOLDER:

/s/ Siddharth N. (Bobby) Mehta
Siddharth N. (Bobby) Mehta

THE COMPANY:
TransUnion Holding Company, Inc.

/s/ John W. Blenke
Name:	John W. Blenke
Title:	Executive Vice President and Corporate General Counsel

[Signature Page to Stock Repurchase Agreement]